Exhibit 4.4

NUMBER -	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, [ ], 2015	WARRANTS

ALDAGEN, INC.

WARRANT CERTIFICATE

THIS CERTIFIES THAT, for value received

is the registered holder of Warrants expiring [                    ], 2015 (the “Warrant”) to purchase one-half of a share of Common Stock, par value $0.001 per share (“Shares”), of Aldagen, Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the date the units automatically separate, which will be [            ], 2010, unless Boenning & Scattergood, Inc. determines that an earlier date, which may not be earlier than [            ], 2010, is acceptable, such number of Shares of the Company at the price of $[            ] per whole share, upon surrender of this Warrant Certificate and payment of the Warrant Price (as defined below) at the office or agency of the Warrant Agent, StockTrans, Inc. (such payment to be made by certified check made payable to the Company or by wire transfer of immediately available funds to an account designated by the Company), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the warrant agent named therein (the “Warrant Agreement”). Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to the Shares issuable upon exercise of such Warrants is effective and a current prospectus relating to the Shares issuable upon exercise of the Warrants is available for delivery to the Warrant holders and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Warrant holder resides. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares. The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per whole Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder or if it is not redeemed by the Company prior to such date.

No fractional Shares shall be issued upon the partial or full exercise of a Warrant. If the partial or full exercise would result in the issuance of a fractional share, the number of Shares to be issued will be rounded down to the nearest whole share.

Upon any partial exercise of the Warrants provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Warrants that have not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

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The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $[            ] per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

By
______________________________________

President	Secretary

STOCKTRANS, INC.

By:
Its:

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SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

Signature Guaranteed:

THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                          hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

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and be delivered to

___________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                              of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                                           Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

Signature Guaranteed:

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

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